UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)            December 15, 2006
                                                 -------------------------------

                              Invacare Corporation
             (Exact name of registrant as specified in its charter)

Ohio                                  0-12938              95-2680965
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(State or other jurisdiction of     (Commission    (IRS Employer Identification)
incorporation or organization)     File Number No)

            One Invacare Way, P.O. Box 4028, Elyria, Ohio              44036
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             (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code        (440) 329-6000
                                                  ------------------------------

________________________________________________________________________________

(Former name, former address and former fiscal year, if change since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

In Part II, Item 5 of its Form 10-Q for the quarter ended September 30, 2006, Invacare Corporation (the "Company") disclosed that it was in violation of a financial covenant contained in three Note Purchase Agreements between the Company and various institutional lenders and that the violation also may constitute a default under the Company's credit facility with various banks and its separate trade receivables securitization facility. As disclosed on a Form 8-K dated as of November 14, 2006, the Company obtained waivers of the covenant violation from each of its lenders, effective as of November 14, 2006, which were effective through December 15, 2006.

Effective December 15, 2006, the Company obtained waivers of the covenant violation from each of its lenders, which are effective through February 15, 2007 so long as the Company executes a commitment letter for a new financing by December 22, 2006, or else the waivers extend only until January 31, 2007. The waivers limit the Company's maximum amount of debt through that date to $521 million. The Company does not believe that this limitation will impair its ability to continue to operate its business in the ordinary course. The Company has been meeting with representatives of its existing lenders and other prospective lenders in order to arrange for the refinancing of its long term debt. While Invacare believes that it will be able to secure new financing on acceptable terms, there can be no assurance of this. Failure to obtain new financing on or before February 15, 2007 or, in the alternative, to extend the termination date of the existing waivers would have a material adverse effect on the Company's liquidity and/or its financial position.

Copies of each of the waivers referenced in the foregoing paragraph are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Form 8-K and are incorporated by reference into this Item 1.01.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

               The Information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 2.04 by reference.

Item 9.01   Financial Statements and Exhibits.

 (c)   Exhibits

          Exhibit 10.1

               Second Waiver and Amendment dated as of December 15, 2006 to Note Purchase Agreement dated as of February 27, 1998 for $80,000,000 6.71% Series A Senior Notes Due February 27, 2008 and $20,000,000 6.60% Series B Senior Notes Due February 27, 2005;

          Exhibit 10.2

               Second Waiver and Amendment dated as of December 15, 2006 to Note Purchase Agreement dated as of October 1, 2003 for $50,000,000 3.97% Series A Senior Notes Due October 1, 2007; $30,000,000 4.74% Series B Senior Notes Due October 1, 2009 and $20,000,000 5.05% Series C Senior Notes Due October 1, 2010;

          Exhibit 10.3

               Second Waiver and Amendment Agreement dated as of December 15, 2006 to Credit Agreement dated as of January 14, 2005 among Invacare Corporation and Certain Borrowing Subsidiaries, the Banks named therein, and JPMorgan Chase Bank, N.A. as Agent, Keybank National Association as Syndication Agent, J.P. Morgan Securities, Inc. and Keybank National Association, as Co-Lead Arrangers;

          Exhibit 10.4

               Second Omnibus Waiver, Amendment and Reaffirmation of Performance Undertaking dated as of December 15, 2006 to Receivables Purchase Agreement, dated as of September 30, 2005, among Invacare Receivables Corporation, as Seller, Invacare Corporation, as Servicer, Park Avenue Receivables company, LLC and JPMorgan Chase Bank, N.A., as Agent; and

          Exhibit 10.5

               Second Waiver and Amendment dated as of December 15, 2006 to Note Purchase Agreement, dated as of April 27, 2006, by and among Invacare Corporation and the various purchasers named therein, relating to $150,000,000 in 6.15% Senior Notes Due April 27, 2016

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               INVACARE CORPORATION


                           By:/s/ Gregory C. Thompson
                              -----------------------------------------
                              Gregory C. Thompson
                              Chief Financial Officer



Date:  December 19, 2006